UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2011

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada	000-54283	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Patheon Pharmaceuticals Services Inc. 4721 Emperor Boulevard, Suite 200 Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 226-3200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on October 5, 2011, Peter T. Bigelow, the President, North American Operations, for Patheon Inc. (the “Company”) notified the Company that he plans to resign from his positions with the Company and all of its subsidiaries, effective November 1, 2011, to pursue other opportunities.

In connection with his resignation, on October 5, 2011, Mr. Bigelow entered into a Consulting and Separation Agreement (the “Agreement”) with Patheon Pharmaceuticals Services Inc., an indirect wholly owned subsidiary of the Company (“Patheon Pharmaceuticals”), pursuant to which Mr. Bigelow has agreed to provide transitional consulting services to Patheon Pharmaceuticals as an independent contractor until the earlier of October 31, 2012 or the date on which Mr. Bigelow secures appropriate full-time employment (the “Consulting Period”). Under the Agreement, Patheon Pharmaceuticals agrees to pay Mr. Bigelow the following amounts: (i) monthly consulting fees of $24,583.33 per month, not to exceed an aggregate amount of $295,000; (ii) a milestone payment on February 28, 2012 equal to the bonus Mr. Bigelow would have earned under the Company’s Leadership Incentive Plan for fiscal 2011, provided that he is still performing services for the Patheon Pharmaceuticals through such date; and (iii) a performance completion payment of $70,000 on the earlier of October 31, 2012 or the date on which Mr. Bigelow secures appropriate full-time employment, provided that he is still performing services for Patheon Pharmaceuticals through such date.

The Agreement contains customary noncompetition, nonsolicitation and nondisparagement provisions, which generally survive for a period of 12 months following the termination of the Consulting Period. In addition, the confidentiality undertaking that Mr. Bigelow executed in connection with his employment agreement will remain in effect.

In consideration of the benefits contained in the Agreement, including the monthly consulting fees, Mr. Bigelow has agreed to execute a standard release of claims prior to the commencement of his consulting services and then again prior to his receipt of the performance completion payment, forms of which are attached as exhibits to the Agreement.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing Mr. Bigelow’s resignation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2011	PATHEON INC.

	By:	/s/ Eric W. Evans
Eric W. Evans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Consulting and Separation Agreement between Patheon Pharmaceuticals Services Inc. and Peter T. Bigelow dated October 5, 2011

99.1	Press release dated October 5, 2011